WORLDPORT
                           THREE FIRST NATIONAL PLAZA
                                   SUITE 5600
                                CHICAGO, IL 60602



September 7, 1999



Mr. David Hickey
General Manager
Corporate Development
WorldPort Europe
11-12 Warrington Place
Dublin 2, Ireland

Dear David:

1.   Your salary increase of 15% should have been processed.

2. In the event that WorldPort is acquired by a company other than Heico, and your position is eliminated within the first six months after being acquired, you will receive two-years salary and bonus.

3. In the event that WorldPort is acquired by a company other than Heico, you receive 100% of your 1999 bonus.

/s/ Carl J. Grivner

Carl J. Grivner



Cjg/ses